Independent Contractor Agreement 10/02/03

Independent Contractor Agreement
Amendment

Agreement made this 8th day of June, 2002 by and between California News Tech (hereinafter referred to as "Company") and Martin Barrs (hereinafter referred to as "Contractor") with its principal place of business at 517 Hickory Street, San Francico Ca 94102.

WEHREAS, the Contractor provides services to the general public in an independent capacity;
WEHREAS, the Company is in the business of Internet advertising and
WEHREAS, the Contractor desires to utilize Contractor services at its own offices and as required, the Company's location, it is therefore

AGREED AS FOLLOWS:

Paragraph 7, Confidential Information, is amended as follows:

All information (pertaining to any of Company's inventions, designs, tools, equipment, unpublished written materials, plans, processes, costs, methods, systems, improvements, or other private or confidential materials) which is obtained by Contractor in the performance of Contractor's work and which is not publicly disclosed by Company shall be considered as confidential and proprietary to Company.
The terms of Contractor's assignment including the Contractor's compensation and the assignment terms of other Company's employees and the scope of Contractor's work shall be considered confidential.
Contractor shall not at any time during or after such employment, disclose such information nor the nature of the service which Contractor renders to Company, except to authorized representative of Company.
All programming code and computer software developed by Contractor for the Company under the terms of the contract, is considered pay for hire and the property of the Company and it is owned 100% by the Company.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.

Approval:

California News Tech                Attn:   Martin Barrs
Marian Munz

By:_/s/__Marian Munz                                                                                                                    By:  /s/  Martin Barrs

Title: President                                                                                                                                    Title:   CEO